UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant

☐ Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

WiSA Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Headquarters 15268 NW Greenbrier Pkwy Beaverton, OR USA Ph. 408.627.4716

January 23, 2024

WiSA Technologies Inc. (https://wisatechnologies.com/), a leading innovator in wireless audio technology for intelligent devices and next-generation home entertainment systems, has adjourned its’ annual meeting of stockholders to January 30, 2024 at 11:00 AM PT.

Voting is quick and simple:

•	VOTE NOW BY PHONE: Please call our proxy solicitor, Laurel Hill Advisory Group at 888-742-1305 (if in North America) or 1-516-937-3258, if calling internationally. Representatives are available each weekday 9 am – 5 pm ET. Retail investors, including individual stockholders who purchased shares through app-based brokers, should call the relevant number above.

•	BY INTERNET: Use the secure, direct link in this email and follow the instructions on the webpage.

We are getting closer to securing a quorum, which is needed to approve the proposals set forth in the Company's Proxy Statement on Schedule 14A. Stockholders must ACTIVELY VOTE by 11:59 pm eastern time on January 29, 2024, to ensure their vote is counted. The record date for the adjourned meeting continues to be November 15, 2023; if you have since sold your shares, you still have the right the vote.

Please take the time to vote your proxy today. Thank you for your investment in WiSA Technologies, Inc.

Sincerely,

/s/Brett Moyer

Brett Moyer

Chairman and Chief Executive Officer